UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022
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PEAR THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39969	85-4103092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 State Street, 13th Floor Boston, MA 02109
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 925-7848

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.0001 per share	PEAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	PEARW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 25, 2022, Pear Therapeutics, Inc. (the "Company") restructured its operations to narrow its near-term business focus and reduce its workforce due to the macroeconomic environment. The Company's restructuring includes external and internal cost reductions in almost all areas of the Company. The Company focused cost reductions on pipeline candidates, discovery programs, business development, and the Company's dual platform in order to prioritize certain of its commercial efforts. The reduction in workforce will decrease overall headcount by approximately 25 employees, which represents approximately 9% of full-time employees as of July 25, 2022. The reduction in workforce and cost reductions being implemented are expected to reduce operating expenses by approximately $28.0 million over the next 18 months and extend the Company's cash runway. All employees affected by the workforce reduction will be eligible to receive, among other things, severance payments based on the applicable employee’s level at the Company and the continuation of benefits for a specified time period post-termination. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company.

Pear greatly appreciates the contributions of the departing employees.

The Company expects to incur a one-time charge of approximately $0.9 million in the third quarter of 2022 related to the reduction in workforce, consisting primarily of one-time severance payments upon termination of the employees and continued benefits for a specific period of time with related cash payments expected to be substantially paid out by September 30, 2022. The Company expects such payments to be the only direct expense of the reduction in workforce. The Company does not expect to recognize a stock-based compensation expense for impacted employees related to vested awards and does not anticipate modifying the affected employees’ stock awards in a manner that would result in additional expenses. The severance-related and non-cash charges that the Company expects to incur in connection with, or as a result of, the workforce reduction, are subject to a number of assumptions, and actual results may differ materially.

Cautionary Statement Regarding Forward-Looking Statements

The disclosure contained in this Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the benefits of the proposed cost reductions, the anticipated timing and details of the reduction in workforce, expected expenses, and costs associated with the reduction in workforce that the Company expects to incur in the third quarter of 2022. These statements are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include possible changes in the expected costs and expenses associated with the reduction in workforce and risks associated with the Company’s ability to achieve the expected benefits of the reduction in workforce and realignment of its resources. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report for the year ended December 31, 2021, as updated by the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as amended, and its other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pear Therapeutics, Inc.

By:	/s/ Christopher D.T. Guiffre
Name:	Christopher D.T. Guiffre, J.D., M.B.A.
Title:	Chief Financial Officer and Chief Operating Officer
Date: July 25, 2022